UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):

June 22, 2006

OPTICAL SENSORS INCORPORATED

(Exact name of registrant as specified in its charter)

Delaware	0-27600	41-164359
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

7615 Golden Triangle Drive, Suite C Minneapolis, Minnesota	55344-3733
(Address of Principal Executive Offices)	(Zip Code)

(952) 944-5857

(Registrant’s telephone number, including area code)

N/A

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 1.01 ENTRY INTO A MATERIAL DEFINITIVE AGREEMENT.

Executive Officer Stock Option Awards.

On June 22, 2006, Optical Sensors Incorporated’s, d.b.a. väsamed (the “Company’s”), Compensation Committee of the Board of Directors granted the following “named executive officers” of the Company (as defined in Regulation S-K Item 402(a)(3)) non-statutory stock options under the Company’s 2003 Stock Option Plan in the share amounts provided below.

Name of Executive Officer:	Shares Underlying Award
Paulita L. LaPlante President and Chief Executive Officer	40,000

Victor Kimball Chief Operating Officer	20,000

Kent R. Winger Vice President, Strategic Planning and Product Development	20,000

Each option has an exercise price of $2.15 per share, vests, on a cumulative basis, in four installments of 25% on each of the first four anniversaries of the option grant date, has a term of ten years and is subject to the terms of the 2003 Stock Option Plan.

ITEM 5.02 DEPARTURE OF DIRECTORS OR PRINCIPAL OFFICERS; ELECTION OF DIRECTORS; APPOINTMENT OF PRINCIPAL OFFICERS

Resignation of Chief Operating Officer

On June 26, 2006, the Company received notice that Victor Kimball, the Company’s Chief Operating Officer, has decided to leave his position to pursue other business opportunities. Mr. Kimball will step down as Chief Operating Officer on or about July 21, 2006. The Company does not have any present plans to fill the position.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

OPTICAL SENSORS INCORPORATED

Dated: June 28, 2006	By:	/s/ Paulita M. LaPlante
Paulita M. LaPlante
President and Chief Executive Officer